EXHIBIT 99.1

iStar Financial Inc.
1114 Avenue of the Americas, 27th Floor
New York, New York 10036

May 19, 2006

Institutional Shareholder Services
Attention: Research Division
2099 Gaither Road, Suite 501
Rockville, Maryland 20850-4045

Ladies and Gentlemen:

On behalf of iStar Financial Inc. (the “Company”), we write in order to clarify an issue relating to the Company’s proposed iStar Financial Inc. 2006 Long-Term Incentive Plan (the “New Plan”), as described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on May 1, 2006.

We hereby confirm to you that the maximum total of 4,550,000 shares of Common Stock that have been allocated and will be available for awards under the New Plan includes all of the shares that would otherwise be available for awards under the Company’s existing 1996 Long-Term Incentive Plan (the “1996 Plan”), which amount totaled 980,818 shares of Common Stock as of December 31, 2005. If the New Plan is approved by the Company’s shareholders, no further awards will be granted pursuant to the 1996 Plan. The Company further confirms that it will make no awards under the 1996 Plan prior to its annual meeting of shareholders on May 31, 2006 at which the New Plan will be considered.

Sincerely,

/s/ Geoffrey M. Dugan

Geoffrey M. Dugan

Senior Vice President, Assistant General Counsel

and Secretary